Term Sheet
Dated February 15, 2018
HCI VIOCARE (OTCQB: VICA)
This term sheet (the "Term Sheet") sets forth the terms pursuant to which (i) George Thrapsaniotis, resident of 10, Plateon st., 15124, Amaroussion, Greece, holder of the Greek Identity Card no. AI 059545, and (ii) Stella Thrapsanioti, resident of Katakolo, 27067, Greece, holder of the Greek identity card no. AI 059315 (collectively referred to herein as the "Investors"), shall purchase certain securities of HCi Viocare (the "Company") a publicly quoted Nevada corporation reporting in the U.S., and the Company shall issue such securities to the Investors (the "Transaction").
WHEREAS the Investors desire to provide additional investment to the Company;
NOW, THEREFORE the parties have agreed the following terms:
Issuer:            HCi Viocare (Stock Symbol: OTCQB: VICA) (the "Company").
Investors:       1. George Thrapsaniotis
                         2. Stella Thrapsanioti

Type of Security:               Common Stock
Amount of Investment:	USD$ 360,000 (the "Commitment Amount"). One or multiple Private Placement Subscription Agreement(s) to be entered into within the following ten (10) days.
Price per share:	USD$ 0.030 ("Purchase price").
Purchase Date:	The effective date of each respective Private Placement Subscription Agreement.
Purchased Shares:
Upon the signing of one or multiple Private Placement Subscription Agreement(s) the Company will issue up to 12,000,000 (twelve million) shares of its restricted Common Stock (the "Common Stock") to the  Investors.

Settlement Date:
The date at which the Company will cause the delivery of the Common Stock to the Purchaser or its designees via DWAC against Investors' payment. The Investors' payment shall be made within ten (10) days as of the date hereof.

Payment method:	By wire transfer of immediately available funds to the Company's designated account.
STOCK PURCHASE AGREEMENT
Affiliate:	The Investors presently own collectively 18,049,898 (eighteen million forty nine thousand eight hundred ninety eight) shares of restricted common stock.
Resale Restrictions:
The Investors, as affiliates of the Company, are subject to all applicable rules related to "control persons". These rules include, but are not limited to, resale restrictions of the common shares of the Company, allowing the Investors to sell no more than 1% of the issued and outstanding shares of the Company during any three-month period.

INVESTORS' RIGHTS AGREEMENT
Filing obligations:
The Investors have independent filing obligations with the US Securities and Exchange Commission to report all purchases and sales they make independently or collectively with respect to the Company's common stock.

Short Selling Provision:	The Investors will not engage in any short selling procedures of the Common Stock of the Company.
Corporate Structure:           It is hereby agreed that George Thrapsaniotis, or his designee, shall be entitled to hold the position of Treasurer of the Company, provided that the Investors hold in excess of 5% of the Company's issued and outstanding common stock collectively. The aforementioned agreement described herein shall be in force and have effect until the conclusion of a full profitable year, the profitability of which will be determined on a yearly basis, irrespective of the number of shareholdings held individually or collectively by the Investors at the relevant time. In all other cases, the Board of Directors of the Company, upon its decision, may appoint George Thrapsaniotis as Treasurer of the Company.

Company debt:                   As evidenced in Schedule A appended hereto, those shareholders who as of the date hereof hold in excess of 5% of the Company's common stock and concurrently hold a position on the Company's Board of Directors, or act in the capacity of an officer of the Company or its subsidiaries, shall not be entitled to receive any repayment against pre-existing debt owed by the Company to a shareholder as the date hereon, as it is recorded in the Company's financial records. This agreement shall be null and void, and shall have no further force and effect, upon conclusion of a full profitable year. Such profitability is to be determined on a yearly basis at the fiscal year-end. A list of such major shareholders is appended hereto as Schedule A, as well as an acknowledgement of this agreement by each of the major shareholders, officers and directors.

Release of Funds:              The aforementioned agreement may be amended by other mutual agreement in writing. A Form of Waiver and Release of Funds as may be agreed from time to time by the Investors and the respective shareholder is appended hereto as Schedule B.

Conversion Provisions:     It is hereby mutually agreed that any major shareholder, as indicated on Schedule A, shall have the right to convert a portion of any debt, the Company owes to the shareholder, into restricted shares of the Company's common stock at a price equal to or greater of the Purchase Price (US$ 0.030). This agreement may enter into effect as of the date hereof and be subject to such other terms and conditions as may be required by law.

OTHER MATTERS
Entirety of Terms:                The terms and conditions set forth herein constitute the entire agreement of terms between the Investors and the Company and supersede any communications or previous agreements with respect to the subject matter of this Agreement.  No amendments can be made to this Term Sheet other than in writing and signed by both parties. The terms and conditions set forth herein are binding for both parties, and the failure to fill one of them is a ground for the present to be canceled. The Investors acknowledge that they have read and understood this Term Sheet and voluntarily accept the duties and obligations set forth herein.

Confidentiality:                    The parties each acknowledge and agree that the terms and conditions contained herein, all non-public due diligence and financial material provided to each other party in connection herewith, and the ensuing negotiations (including any discussions or negotiations that have occurred or are ongoing), will remain confidential between the parties, and no non-public information regarding the foregoing will be distributed to any entity or person, except any employees, contractors, potential sources of equity or financing, advisors of a party who have a need to know the same in order for such party to proceed with or evaluate the Transaction, or as otherwise required by applicable law.

Governing Law:                  This summary of terms shall be governed in all respects by the laws of the State of Nevada.

Signature	Title

HCi Viocare

/s/Sotirios Leontaritis	President & CEO	Date: February 15, 2018
Sotirios Leontaritis

/s/George Thrapsaniotis	Investor	Date: February 15, 2018
George Thrapsaniotis

/s/Stella Thrapsanioti	Investor	Date: February 15, 2018
Stella Thrapsanioti

LIST OF SHAREHOLDERS
As of 15 February, 2018
This list of shareholders and the information contained herein form an integral part of the Term Sheet, dated February 15, 2018 signed between the Investors, George Thrapsanioti and Stella Thrapsanioti, and the Company, HCi Viocare (the "Parties").
Major Stock Holders (for the purposes of 15.02.2018 Term Sheet)	Percentage of shares (%)
1. Sotirios Leontaritis (Athens 17563, Greece)	In excess of 5%

2. Christos Kapatos (Glasgow, UK G72 8DG)	In excess of 5%
3. Stella Thrapsaniotis (Katakolo 27067, Greece)	Collectively with Georgios Thrapsaniotis in excess of 5%

4. Georgios Thrapsaniotis (Amaroussion, Attica, Greece)	Collectively with Stella Thrapsanioti in excess of 5%

For the purposes of the agreement between the Parties described in the Term Sheet, dated February 15, 2018, we the hereinmentioned shareholders acknowledge and agree that the shareholders listed above who as the date of the Term Sheet hold in excess of 5% of the Company's common stock and concurrently hold a position on the Company's Board of Directors, or act in the capacity of an officer of the Company or its subsidiaries, shall not be entitled to receive any repayment against pre-existing debt owed by the Company to a shareholder as the date of the Term Sheet, as it is recorded in the Company's financial records. This agreement between the Parties shall be null and void, and shall have no further force and effect, upon conclusion of a full profitable year. Such profitability is to be determined on a yearly basis at the fiscal year-end.
I hereby warrant that I am full aware of the content. This document shall be binding upon me, my legal representatives and assignors.

/s/Sotirios Leontaritis                /s/Christos Kapatos
__________________________                                          ________________________
Sotirios Leontaritis (signature)                                               Christos Kapatos (signature)
Date:  February 15, 2018                                                           Date: February 15, 2018

/s/Stella Thrapsanioti                /s/George Thrapsaniotis
__________________________                                          ________________________
Stella Thrapsanioti (signature)                                                George Thrapsaniotis (signature)
Date: February 15, 2018                                                             Date: February 15, 2018

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